UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2013, Mr. David Severson, voluntarily resigned his position as the Interim Chief Financial Officer of E-Waste Systems, Inc., Mr. Severson did not serve on any of the company’s committees.   Mr. Severson has agreed to remain with EWSI for the length of time it takes to conduct a smooth and orderly hand-over of the Company’s books to an accounting firm located in Murray, Utah, whom we have engaged to perform the day-to-day accounting duties that will then be submitted to our current auditing firm, Sadler Gibb & Associates for approval.  In addition, Mr. Severson has agreed that, prior to his departure, he will complete certain projects in which he was involved.

There were no known disagreements between Mr. Severson and the Company.

At a board meeting held on June 7, 2013, our CEO and director, Mr. Martin Nielson agreed to step into the vacant position of Chief Financial Officer.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    June 13,  2013